UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 24, 2011

Computer Graphics International Inc.
(Exact name of registrant as specified in its charter)

000-51824
(Commission File Number)

Nevada	98-0400189
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Room 01B, 02/F, Podium Building,
Guodu Golf Garden, North of Xinsha Road
Futian District, Shenzhen, 518048 People’s Republic of China
(Address of principal executive offices)

+ (86)-755-22211114
(Registrant’s telephone number, including area code)

AMP Productions, Ltd.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On June 24, 2011, Computer Graphics International Inc., a Nevada corporation formerly known as AMP Productions, Ltd. (the “Company”), entered into a CFO Employment Agreement (the “Agreement”) with Yongqing Ma, the Chief Financial Officer of the Company (the “Executive”).  The term of the Agreement is from April 1, 2011 to March 31, 2014.

Pursuant to the Agreement, the Executive will receive an annual base salary of US$84,000 for the first year of the Agreement, US$100,800 for the second year of the Agreement and US$120,960 for the third year of the Agreement, subject to annual review by the compensation committee of the Company.

Also pursuant to the Agreement, the Executive will receive grants of 40,000 shares of the Company’s common stock on each of June 30, 2011, 2012 and 2013.

In addition to base salary and stock grants disclosed above, the Agreement includes the following material provisions:

•	The Agreement may be terminated by the Company with 30 days prior written notice or by the Executive for personal reasons with three months prior notice, or for cause or disability;

•
Discretionary bonus at the end of each calendar year as determined by the compensation committee of the Company in its discretion based on the Executive’s performance for the prior year and the results of the Company’s operations for the prior year;

•	In the event employment is terminated by the Company other than for cause, or for death or disability, the Executive is entitled to receive the remaining stock grants provided for in the Agreement;

•	Covenants regarding non-solicitation of customers, suppliers or employees after termination for a period of one year, and confidentiality provisions.

The Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 is hereby incorporated by reference in response to this Item 5.02.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and between Computer Graphics International Inc. and Yongqing Ma dated June 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER GRAPHICS INTERNATIONAL INC.

Date: June 25, 2011	By:	/s/ Jing Wang
Jing Wang
Chief Executive Officer